Gary R. Henrie

Attorney at Law

Licensed in Nevada and Utah

P. O. Box 107  Telephone:  309-313-5092

315 Kimball’s Garden CircleE-mail:  grhlaw@hotmail.com

Nauvoo, IL  62354

July 28, 2017

Cannabis Sativa, Inc.

1646 W. Pioneer Blvd., Suite 120

Mesquite, Nevada 89027

Re:     Cannabis Sativa, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as securities counsel for Cannabis Sativa, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The Registration Statement relates to the offering of 61,425 shares of the Company’s common stock by selling stockholders and 2,938,575 shares of the Company’s common stock by the Company pursuant to employee benefit plans.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) the employee benefit plan; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 61,425 shares of common stock to be sold by the selling shareholders are legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser.  I am also of the opinion that the 2,938,575 shares of common stock to be issued by the Company pursuant to the employee benefit plan, will be validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie

_______________________________________

Gary R. Henrie, Esq.

Gary R. Henrie

Attorney at Law

Licensed in Nevada and Utah

P. O. Box 107                                                                                                        Telephone:  309-313-5092

315 Kimball’s Garden Circle                                                                  E-mail:  grhlaw@hotmail.com

Nauvoo, IL  62354

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie

_____________________________________

Gary R. Henrie, Esq.